UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2018
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Commission File Number 001-08198

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation)	(I.R.S. Employer Identification No.)
1421 West Shure Drive, Suite 100, Arlington Heights, Illinois	60004
(Address of principal executive offices)	(Zip Code)

(224) 880-7000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (17 CFR 230.405 or Rule 12b-2 of the Securities Exchange act of 1934 (17 CFR 240.12b-2.
Emerging growth company ☐
If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HSBC Finance Corporation

Item 8.01. Other Events.
This filing contains inside information for purposes of Article 7 of Regulation (EU) No. 596/2014, and constitutes "regulated information" for purposes of Article 2(1)(k) of Directive 2004/109/EC, as amended.
On January 16, 2018, HSBC Finance Corporation ("HSBC Finance") issued a press release announcing the pricing and results of its tender offers (the "Offers") to purchase for cash any or all of the $1.4 billion aggregate outstanding principal balance of various long-term debt issuances (the "Notes") as described in the table below, which were issued by either HSBC Finance or Beneficial Company LLC. As of 5:00 p.m., New York City time on January 16, 2018, HSBC Finance received valid tenders from holders of, and had accepted for purchase, an aggregate of $738 million in principal amount of the Notes (the "Tendered Notes"). The Total Consideration per £1,000 or $1,000 principal amount of Tendered Notes, as applicable, is noted in the table below.

Long-term Debt Issuance	Outstanding Principal Balance	Principal Amount of Tendered Notes	Total Consideration(1)
	(in millions)	(in millions)	(in thousands)
6.250 percent Senior Notes due 2019	$169	$126	£1,090.37
6.676 percent Senior Subordinated Notes due January 15, 2021	1,104	595	$1,125.17
7.190 percent Senior Notes due August 18, 2023	5	4	1,241.71
7.160 percent Senior Notes due September 1, 2023	5	3	1,241.61
7.625 percent Senior Notes due May 17, 2032	97	7	1,328.94
7.350 percent Senior Notes due November 27, 2032	27	3	1,360.60
Total	$1,407	$738

(1)	Per £1,000 or $1,000 principal amount of Tendered Notes, as applicable, excluding accrued and unpaid interest.
The aggregate consideration payable for the Tendered Notes is approximately $827 million, excluding any accrued and unpaid interest on the Tendered Notes, and is expected to be paid on January 19, 2018. As a result of the Offers, HSBC Finance expects to record a one-time charge during the first quarter of 2018 reflecting a loss on early extinguishment of debt that is estimated to be approximately $95 million.
A copy of the press release announcing the pricing and results of the Offers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	January 16, 2018 Press Release

HSBC Finance Corporation

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    January 16, 2018

HSBC FINANCE CORPORATION

By:	/s/ MICHAEL A. REEVES
Michael A. Reeves
Executive Vice President and
Chief Financial Officer

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